John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350

Sterling Bancorp to Report 2012 SECOND Quarter

Results on july 24, 2012

New York, NY, July 20, 2012 — Sterling Bancorp (NYSE: STL), the parent company of New York City-based Sterling National Bank, will issue its financial results for the second quarter ended June 30, 2012 prior to the opening of the U.S. financial markets on Tuesday, July 24, 2012.

The Company also will hold a conference call on Tuesday, July 24, 2012, at 10:00 a.m. Eastern Time to discuss the financial results. To access the conference call live, interested parties may dial 800-288-9626 at least 10 minutes prior to the call.

A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Time on July 24, 2012,until 11:59 p.m. Eastern Time on August 7, 2012. To access the replay by telephone, interested parties may dial 800-475-6701 and enter the Access Code 254258.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a New York City-based financial corporation with assets of $2.6 billion. Since 1929, Sterling National Bank, the Company’s principal banking subsidiary, has successfully served the needs of businesses, professionals and individuals in the NY metropolitan area and beyond. Sterling is well-known for its high-touch, hands-on approach to customer service and a special focus on serving the business community.

Sterling provides clients with a full range of depository and cash management services and a broad portfolio of financing solutions—including working capital lines, accounts receivable and inventory financing, factoring, trade financing, payroll funding and processing, equipment financing, commercial and residential mortgages and mortgage warehouse lines of credit.

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